Exhibit 99.1

NEWS RELEASE

POPEYES LOUISIANA KITCHEN, INC. REPORTS RESULTS FOR

SECOND QUARTER 2014; REITERATES EARNINGS GUIDANCE

ATLANTA – August 20, 2014 - Popeyes Louisiana Kitchen, Inc. (NASDAQ: PLKI), the franchisor and operator of Popeyes® restaurants, today reported results for its fiscal second quarter of 2014 which ended July 13, 2014. The Company also reiterated guidance for fiscal 2014.

“Popeyes strong second quarter demonstrates our focused execution of our strategic roadmap. We have consistently delivered excellent results quarter after quarter for the past six years. The sustainability of our performance is a reflection of our principles, priorities and processes. As we look ahead, we are excited about this new era for Popeyes – an innovative menu, beautifully remodeled restaurants, an expanding global footprint, and a renewed focus on our employees and guests,” commented Cheryl Bachelder, Popeyes Chief Executive Officer.

Second Quarter 2014 Highlights

Earnings:

•	Reported net income was $8.3 million, or $0.35 per diluted share.

•	Adjusted earnings per diluted share were $0.39, excluding the impact of executive transition expenses, compared to $0.35 in 2013, representing an increase of 11.4%.

Same-store Sales:

•	Global same-store sales increased 3.6% in 2014, for a two-year growth rate of 8.0%.

•	Total domestic same-store sales increased 3.8%, compared to 4.3% last year.

•	International same-store sales increased 2.2%, compared to 5.8% last year.

•	Popeyes domestic same-store sales have outpaced the chicken-QSR segment for 25 consecutive quarters and overall QSR for 11 consecutive quarters according to independent data.

•	Popeyes market share of the domestic chicken-QSR segment reached 23.1%, compared to 20.5% in the prior year.

Openings:

•	The Popeyes system opened 36 restaurants, which included 20 domestic and 16 international restaurants, compared to 44 openings in the prior year.

•	Included in second quarter 2013 domestic openings were the conversion of eight restaurant properties which were acquired in 2012 in Minnesota and California.

•	Net restaurant openings were 21, compared to 28 net restaurant openings last year.

Other:

•	Total system-wide sales increased by 9.5%.

•	Total revenues increased approximately 12% to $53.7 million in 2014 from $47.9 million in the prior year.

•	Through the end of the second quarter, Operating EBITDA was $38.9 million, or 31.4% of total revenue, compared to $34.1 million last year, a 14% increase.

NEWS RELEASE

•	Company-operated restaurant operating profit was $4.2 million, or 18.8% of sales, compared to $3.2 million, or 18.3% of sales in 2013. The restaurant operating profit of company restaurants through the end of the second quarter was $10.2 million, or 19.7% of sales, compared to $7.9 million, or 19.1% of sales last year.

•	Average restaurant operating profit margins of Popeyes domestic freestanding franchised restaurants before rent was 23.4% in the first quarter 2014, compared to 22.2% last year.

•	Through the end of the second quarter, free cash flow was $24.2 million, compared to $22.0 million in 2013.

•	The Company repurchased approximately 222,000 shares of its common stock for approximately $10.0 million. Through the second quarter, total shares repurchased were 462,000, for approximately $20.0 million.

•	On June 16, 2014, the Company announced the purchase of the recipes and formulas used in the preparation of many of its core menu items from Diversified Foods and Seasonings, L.L.C. (“Diversified”) for $43 million. In connection with the purchase of the recipes and formulas, the Company and Diversified entered into a new supply agreement whereby Diversified continues as the exclusive supplier of certain agreed upon core products in the Company’s domestic markets through March 2034. Going forward, the $3.1 million annual royalty that would otherwise have been paid to Diversified had the prior agreement remained in effect will be reinvested, net of incremental interest expense, into various growth initiatives.

Fiscal 2014 Guidance

Based on second quarter year-to-date performance, the Company reiterates full year guidance as follows:

•	Same-store sales growth of 3.0% to 4.0%.

•	Adjusted earnings per diluted share in the range of $1.58 to $1.63.

•	New restaurant openings of 180 to 200, with net restaurant openings of 100 to 130, for a system growth rate of approximately 5%. During 2014, the Company expects to open 10 to 15 new company-operated restaurants.

•	General and administrative expenses of approximately 3.0% of system-wide sales.

•	An effective income tax rate of approximately 38%.

•	Capital expenditures for the year of $30 to $35 million.

•	Share repurchases of $20 to $30 million.

Conference Call

The Company will host a conference call and internet webcast with the investment community at 9:00 A.M. Eastern Time on August 21, 2014, to review second quarter 2014 results. To access the Company’s webcast, go to www.plki.com, select “Webcast and Presentations” and then select “Popeyes Louisiana Kitchen, Inc. Second Quarter 2014 Earnings Conference Call.” A replay of the conference call will be available for 90 days at the Company’s website or through a dial-in number for a limited time following the call.

NEWS RELEASE

Corporate Profile

Popeyes Louisiana Kitchen, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest quick-service chicken concept based on number of units. As of July 13, 2014, Popeyes had 2,262 operating restaurants in the United States, three territories, and 26 foreign countries. The Company’s primary objective is to deliver sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. Popeyes Louisiana Kitchen, Inc. can be found at www.popeyes.com.

PLKI Contact Information

Investor inquiries:

Rebecca Gardy, Director, Finance & Investor Relations,

(404) 459-4673 or investor.relations@popeyes.com

Media inquiries:

Todd Burke, VP, Corporate Communications

(404) 459-4737 or todd.burke@popeyes.com

Supplemental Financial Information on pages 4-13

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In millions, except share data)

	7/13/2014	12/29/2013
ASSETS
Current assets:
Cash and cash equivalents	$10.5	$9.6
Accounts and current notes receivable, net	8.6	8.9
Other current assets	5.3	9.8
Advertising cooperative assets, restricted	29.1	27.8

Total current assets	53.5	56.1

Long-term assets:
Property and equipment, net	83.4	77.6
Goodwill	11.1	11.1
Trademarks and other intangible assets, net	94.9	53.4
Other long-term assets, net	1.9	2.3

Total long-term assets	191.3	144.4

Total assets	$244.8	$200.5

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5.4	$8.5
Other current liabilities	6.8	8.1
Current debt maturities	0.3	0.3
Advertising cooperative liabilities	29.1	27.8

Total current liabilities	41.6	44.7

Long-term liabilities:
Long-term debt	109.8	66.9
Deferred credits and other long-term liabilities	30.7	30.1

Total long-term liabilities	140.5	97.0

Commitments and contingencies
Shareholders’ equity:
Preferred stock ($.01 par value; 2,500,000 shares authorized; 0 shares issued and outstanding)	—	—
Common stock ($.01 par value; 150,000,000 shares authorized; authorized; 23,507,519 and 23,784,041 shares issued and outstanding at July 13, 2014 and December 29, 2013, respectively)	0.2	0.2
Capital in excess of par value	62.1	77.9
Accumulated earnings (deficit)	0.7	(18.7)
Accumulated other comprehensive loss	(0.3)	(0.6)

Total shareholders’ equity	62.7	58.8

Total liabilities and shareholders’ equity	$244.8	$200.5

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In millions, except per share data)

	12 Weeks Ended		28 Weeks Ended
	7/13/2014	7/14/2013	7/13/2014	7/14/2013
Revenues:
Sales by company-operated restaurants	$22.3	$17.5	$51.7	$41.4
Franchise royalties and fees	30.0	29.1	68.8	64.3
Rent from franchised restaurants	1.4	1.3	3.3	2.6

Total revenues	53.7	47.9	123.8	108.3

Expenses:
Restaurant food, beverages and packaging	7.3	5.8	16.9	13.7
Restaurant employee, occupancy and other expenses	10.8	8.5	24.6	19.8
General and administrative expenses	17.4	16.8	41.8	38.8
Occupancy expenses – franchise restaurants	0.7	0.8	1.6	1.9
Depreciation and amortization	2.0	1.5	4.6	3.3
Other expenses (income), net	1.4	—	1.5	0.1

Total expenses	39.6	33.4	91.0	77.6

Operating profit	14.1	14.5	32.8	30.7
Interest expense, net	0.7	0.9	1.6	2.0

Income before income taxes	13.4	13.6	31.2	28.7
Income tax expense	5.1	5.1	11.8	10.6

Net income	$8.3	$8.5	$19.4	$18.1

Earnings per common share, basic:	$0.36	$0.36	$$0.83	$0.77

Earnings per common share, diluted:	$0.35	$0.35	$$0.82	$0.75

Weighted average shares outstanding
Basic	23.3	23.6	23.4	23.6
Diluted	23.7	24.1	23.8	24.2

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In millions)

	28 Weeks Ended
	7/13/2014	7/14/2013
Cash flows provided by (used in) operating activities:
Net income	$19.4	$18.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4.6	3.3
Asset write-downs	0.2	0.2
Net gain on sale of assets	(0.1)	(0.1)
Deferred income taxes	—	0.4
Non-cash interest expense, net	0.6	0.2
Provision for credit losses	—	0.1
Excess tax benefit from stock-based payment arrangements	(1.9)	(1.9)
Stock-based compensation expense	2.9	2.9
Change in operating assets and liabilities:
Accounts receivable	0.4	(0.4)
Other operating assets	6.3	1.0
Accounts payable and other operating liabilities	(2.7)	(0.5)

Net cash provided by operating activities	29.7	23.3

Cash flows used in investing activities:
Capital expenditures	(12.9)	(15.6)
Investment in intangible	(41.8)	—

Net cash used in investing activities	(54.7)	(15.6)

Cash flows provided by (used in) financing activities:
Principal payments - 2010 credit facility (term loan)	—	(4.3)
Borrowings under 2013 credit facility	43.0	—
Share repurchases	(20.0)	(8.4)
Proceeds from exercise of employee stock options	1.3	1.5
Excess tax benefit from stock-based payments arrangements	1.9	1.9
Other financing activities, net	(0.3)	(0.2)

Net cash provided by (used in) financing activities	25.9	(9.5)

Net increase (decrease) in cash and cash equivalents	0.9	(1.8)
Cash and cash equivalents at beginning of year	9.6	17.0

Cash and cash equivalents at end of quarter	$10.5	$15.2

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Same-store sales and restaurant count

	12 Weeks ended		28 Weeks ended
	7/13/2014	7/14/2013	7/13/2014	7/14/2013
Same-store sales growth
Company-operated restaurants	1.6%	1.7%	4.0%	2.5%
Domestic franchised restaurants	3.9%	4.3%	4.1%	4.5%

Total domestic (company-operated and franchised restaurants)	3.8%	4.3%	4.1%	4.4%
International franchised restaurants	2.2%	5.8%	4.1%	4.8%

Total global system	3.6%	4.4%	4.1%	4.5%
Company-operated restaurants (all domestic)
Restaurants at beginning of quarter	53	46	53	45
New restaurant openings	3	2	4	3
Permanent closings	—	(1)	(1)	(1)

Restaurants at end of quarter	56	47	56	47
Franchised restaurants (domestic)
Restaurants at beginning of quarter	1,735	1,650	1,716	1,634
New restaurant openings	17	27	35	49
Permanent closings	(3)	(5)	(11)	(12)
Temporary (closings)/re-openings, net	(4)	2	5	3

Restaurants at end of quarter	1,745	1,674	1,745	1,674
Franchised restaurants (international)
Restaurants at beginning of quarter	460	423	456	425
New restaurant openings	16	15	24	32
Permanent closings	(12)	(10)	(19)	(27)
Temporary (closings)/re-openings, net	(3)	4	—	2

Restaurants at end of quarter	461	432	461	432
Total restaurant count at end of quarter	2,262	2,153	2,262	2,153

NEWS RELEASE

Management’s Use of Non-GAAP Financial Measures

Adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit and free cash flow are supplemental non-GAAP financial measures. The Company uses adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit and free cash flow, in addition to net income, operating profit and cash flows from operating activities, to assess its performance and believes it is important for investors to be able to evaluate the Company using the same measures used by management. The Company believes these measures are important indicators of its operational strength and the performance of its business. Adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit and free cash flow as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. In addition, Adjusted earnings per diluted share, operating EBITDA, Company-operated restaurant operating profit and free cash flow: (a) do not represent net income, cash flows from operations or earnings per share as defined by GAAP; (b) are not necessarily indicative of cash available to fund cash flow needs; and (c) should not be considered as an alternative to net income, earnings per share, operating profit, cash flows from operating activities or other financial information determined under GAAP.

NEWS RELEASE

Adjusted Earnings per Diluted Share: Calculation and Definition

The Company defines adjusted earnings for the periods presented as the Company’s reported net income after adjusting for certain non-operating items consisting of the following:

(i)	other expense (income), net, which included $0.1 million in asset write-downs net of gains on disposals of fixed assets for the second quarter year-to-date 2014 and 2013; and $1.4 million in transition expenses associated with a former executive in the second quarter and second quarter year-to-date 2014, and

(ii)	the tax effect of these adjustments at the effective statutory rates.

Adjusted earnings per diluted share provides the per share effect of adjusted net income on a diluted basis. The following table reconciles on a historical basis for second quarter 2014, second quarter 2013, second quarter year-to-date 2014, and second quarter year-to-date 2013, the Company’s adjusted earnings per diluted share on a consolidated basis to the line on its condensed consolidated statement of operations entitled net income, which the Company believes is the most directly comparable GAAP measure on its condensed consolidated statement of operations.

	12 weeks ended		28 weeks ended
(in millions, except per share data)	7/13/2014	7/14/2013	7/13/2014	7/14/2013
Net income	$8.3	$8.5	$19.4	$18.1
Other expense (income), net	1.4	—	1.5	0.1
Tax effect	(0.5)	—	(0.6)	(0.1)

Adjusted earnings	$9.2	$8.5	$20.3	$18.1

Adjusted earnings per diluted share	$0.39	$0.35	$0.85	$0.75

Weighted average diluted shares outstanding	23.7	24.1	23.8	24.2

NEWS RELEASE

Operating EBITDA: Calculation and Definition

The Company defines operating EBITDA as earnings before interest expense, taxes, depreciation and amortization, and other expenses (income), net. The following table reconciles on a historical basis for second quarter year-to-date 2014 and second quarter year-to-date 2013, the Company’s operating EBITDA on a consolidated basis to the line on its condensed consolidated statement of operations entitled net income, which the Company believes is the most directly comparable GAAP measure on its condensed consolidated statement of operations. Operating EBITDA margin is defined as operating EBITDA divided by total revenues.

	28 weeks ended
(in millions)	7/13/2014	7/14/2013
Net income	$19.4	$18.1
Interest expense, net	1.6	2.0
Income tax expense	11.8	10.6
Depreciation and amortization	4.6	3.3
Other expenses (income), net	1.5	0.1

Operating EBITDA	$38.9	$34.1

Total revenues	$123.8	$108.3

Operating EBITDA margin	31.4%	31.5%

NEWS RELEASE

Company-operated restaurant operating profit: Calculation and Definition

The Company defines adjusted Company-operated restaurant operating profit as sales by Company-operated restaurants minus restaurant food, beverages and packaging minus restaurant employee, occupancy and other expenses. The following table reconciles on a historical basis for second quarter 2014, second quarter 2013, second quarter year-to-date 2014, and second quarter year-to-date 2013 Company-operated restaurant operating profit to the line item on its condensed consolidated statements of operations entitled sales by Company-operated restaurants, which the Company believes is the most directly comparable GAAP measure on its condensed consolidated statements of operations to Company-operated restaurant operating profit. Company-operated restaurant operating profit margin is defined as Company-operated restaurant operating profit divided by sales by Company-operated restaurants.

	12 weeks ended		28 weeks ended
(in millions)	7/13/2014	7/14/2013	7/13/2014	7/14/2013
Sales by company-operated restaurants	$22.3	$17.5	$51.7	$41.4
Restaurant food, beverages and packaging	7.3	5.8	16.9	13.7
Restaurant employee, occupancy and other expenses	10.8	8.5	24.6	19.8

Company-operated restaurant operating profit	$4.2	$3.2	$10.2	$7.9

Company-operated restaurant operating profit margin	18.8%	18.3%	19.7%	19.1%

NEWS RELEASE

Free Cash Flow: Calculation and Definition

The Company defines free cash flow as net income plus depreciation and amortization plus stock-based compensation expense, minus maintenance capital expenditures which includes: for second quarter year-to-date 2014: $0.6 million in company restaurant reimages; $1.4 million of information technology and corporate office expansion; and $0.7 million in other capital assets to maintain, replace and extend the lives of company-operated restaurant facilities and equipment; and for second quarter year-to-date 2013, $1.2 million in Company-operated restaurant reimages, $0.6 in other capital assets to maintain, replace and extend the lives of Company-operated restaurant facilities and equipment and $0.5 million of information technology and other corporate assets.

The following table reconciles on a historical basis for second quarter year-to-date 2014 and second quarter year-to-date 2013, the Company’s free cash flow on a consolidated basis to the line on its consolidated statements of operations entitled net income, which the Company believes is the most directly comparable GAAP measure on its consolidated statements of operations.

	28 weeks ended
(dollars in millions)	7/13/2014	7/14/2013
Net income	$19.4	$18.1
Depreciation and amortization	4.6	3.3
Stock-based compensation expense	2.9	2.9
Maintenance capital expenditures(1)	(2.7)	(2.3)

Free cash flow	$24.2	$22.0

(1)	For the second quarter year-to-date 2013, maintenance capital expenditures have been revised to conform with the current year presentation. Information technology expenditures decreased $0.2 million which increased free cash flow by $0.2 million.

Forward-Looking Statement: Certain statements in this Press Release contain “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Examples of such statements in this Press Release include discussions regarding the Company’s planned implementation of its strategic plan, planned share repurchases, projections and expectations regarding same-store sales for fiscal 2014 and beyond, expectations regarding future growth and commodity costs, expectations regarding restaurant reimaging, guidance for new restaurant openings and closures, effective income tax rate, and the Company’s anticipated 2014 and long-term performance, including projections regarding general and administrative expenses, capital expenditures and adjusted earnings per diluted share, and similar statements of belief or expectation regarding future events. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food

NEWS RELEASE

retailers, continued disruptions in the financial markets, the loss of franchisees and other business partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our 2013 Credit Facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in our 2013 Credit Facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, effects of volatile gasoline prices, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in the Company’s 2013 Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.